Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 27, 2024, relating to the consolidated financial statements of Twin Vee PowerCats Co. and Subsidiaries as of and for the years ended December 31, 2023 and 2022, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

December 6, 2024